Amended and Restated Revolving Promissory Note
One-Month Term Secured Overnight Financing Rate (SOFR)

AMOUNT $35,370,000.00	NOTE DATE December 6, 2023	MATURITY DATE December 6, 2024 (subject to acceleration as set forth in the Loan Documents)

1. Promise to Pay. ON OR BEFORE THE MATURITY DATE, as stated above, FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Texas, the principal sum of Thirty-Five Million Three Hundred Seventy Thousand and No/100ths Dollars (U.S.) ($35,370,000.00), together with interest thereon in accordance with the terms and conditions of this Note. Capitalized terms used but not defined in this Note shall have the meaning given to such capitalized terms in the Loan Agreement.

2. Payments; Interest.

2.1. Payment Amount; Payment Date; Computation Period. This Amended and Restated Installment Note (this "Note") is a note under which Advances may be made from time to time, subject to the terms and conditions of this Note and the Loan Agreement (as hereinafter defined); provided, however, in no event shall Bank be obligated to make any Advances hereunder (notwithstanding anything expressed or implied herein or elsewhere to the contrary) in the event that any Event of Default (as defined in the Loan Agreement) then exists, or if Bank has sent written notice to the undersigned in accordance with the Loan Documents of any condition or event which, with the passage of time, would constitute an Event of Default, and which has not been cured.

All Advances shall accrue at the Applicable Interest Rate and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full.

When the aggregate unpaid principal amount of all Advances made at any time under this Note equals the Loan Amount, no further advances shall be available under this Note.

Accrued and unpaid interest hereunder shall be payable monthly, in arrears commencing on the first Business Day of the next succeeding month following the date of this Note and continuing on the first Business Day of each succeeding month thereafter until the Maturity Date (whether as stated herein, by acceleration, or otherwise), when the entire unpaid balance of principal and interest and all other sums hereunder shall be due and payable in full (unless sooner accelerated in accordance with the terms of this Note or the other Loan Documents). Commencing on January 2, 2024, and continuing on the first Business Day of each month thereafter until the Maturity Date, in addition to accrued interest, principal on this Note shall be paid in equal monthly principal installments in an amount equal $20,133.26. Unless sooner accelerated in accordance with the terms of this Note or the other Loan Documents, the entire remaining unpaid balance of principal and accrued interest on this Note shall be payable on the Maturity Date set forth above.

The sum of all advances made hereunder shall not exceed the face amount hereof, and amounts repaid may not be reborrowed. The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned less principal payments actually
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received by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error.

Interest accruing hereunder shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the interest rate on the date of each such change.

Payments under this Note shall be first applied to accrued and unpaid interest hereunder and the balance, if any, to principal.

The term “Loan Agreement” hereunder shall mean that certain Construction Loan Agreement dated December 6, 2018, executed by and between Bank and the undersigned, as amended by that certain Modification Agreement dated effective as of January 17, 2020, executed by the undersigned, Guarantor and Bank, and recorded at Clerk’s File No. 2020006407, Real Property Records of Montgomery County, Texas (the “First Modification”), as further amended by that certain, Second Modification Agreement dated effective as of December 6, 2022, executed by the undersigned, Guarantor and Bank, and recorded as Clerk’s File No. 2022147034, Real Property Records of Montgomery County, Texas (the “Second Modification”), as further amended by that certain Third Modification Agreement dated effective as of December 6, 2023, executed by the undersigned, Guarantor and Bank (the “Third Modification” and together with the First Modification and Second Modification, collectively the “Prior Modification”), as the same may be further supplemented, amended or restated from time to time.

2.2. Interest Rate. Subject to the terms and conditions of this Note, the unpaid principal balance of all Indebtedness outstanding under this Note from time to time shall bear interest at the Applicable Interest Rate. The Term SOFR Rate shall be the initial basis for the Applicable Interest Rate under this Note and effective as of the Interest Period commencing on the date of this Note and continuing for each succeeding Interest Period ending thereafter, the unpaid principal balance of all Indebtedness outstanding under this Note shall bear interest at the Applicable Interest Rate based upon the Term SOFR Rate for the Interest Period applicable thereto. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank's rights or remedies under this Note upon the occurrence of any Default hereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default. No interest shall accrue under this Note until the date of the first Advance made by Bank; after that, interest on all Advances shall accrue and be computed on the principal balance outstanding from time to time under this Note in accordance with the terms hereof until the same is paid in full.

2.3. Default Rate; Late Payments. From and after the occurrence of any Event of Default (as defined in the Loan Agreement, and also referred to in this Note as a “Default”), and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of 3% above the otherwise Applicable Interest Rate (the "Default Rate"), which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to 5% of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor (excluding the final installment due on the Maturity Date, whether by acceleration or otherwise), but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder; provided, however, the late charge shall not be applicable with respect to the
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outstanding principal balance of this Note upon the maturity of this Note (whether occurring by virtue of acceleration, on the stated maturity date, or otherwise).

2.4. Evidence of Advances. The amount from time to time outstanding under this Note, the Applicable Interest Rate(s), the Interest Period(s), if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

2.5. Business Day. Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

2.6. Legal Tender. All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected. The undersigned hereby authorize(s) Bank to charge any account(s) of the undersigned with Bank for all sums due hereunder when due in accordance with the terms hereof.

2.7. Interest Limitation.
In no event shall the interest payable under this Note at any time exceed the Maximum Rate. The term “Maximum Rate”, as used herein, shall mean at the particular time in question the maximum nonusurious rate of interest which, under applicable law, may then be charged on this Note. If on any day the Applicable Interest Rate hereunder in respect of any Indebtedness under this Note shall exceed the Maximum Rate for that day, the rate of interest applicable to such Indebtedness shall be fixed at the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued on the unpaid principal balance of this Note equals the total amount of interest which would have accrued if there had been no Maximum Rate. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the undersigned from time to time as of the effective date of each change in such maximum rate. For purposes of determining the Maximum Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the “weekly ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

This Note and all the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with
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respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by the undersigned or prepayment agreement results (or would, if complied with, result) in the undersigned having paid, contracted for or being charged for any interest in excess of that permitted by law, then it is the express intent of the undersigned and Bank that this Note and the other Loan Documents shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Bank shall be credited on the principal balance of this Note or, if fully paid, upon such other Indebtedness as shall then remain outstanding (or, if this Note and all other Indebtedness have been paid in full, refunded to the undersigned), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the undersigned for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the undersigned to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to the undersigned as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

2.8. No Responsibility for Changes to the Applicable Interest Rate. The undersigned acknowledges that (i) the methods of calculation, publication schedule, rate revision practices, or availability of the Term SOFR Rate at any time may change without notice, and (ii) the Term SOFR Rate may be withdrawn, modified, or amended without notice. Bank does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to the Term SOFR Rate. Each determination by Bank of the Term SOFR Rate shall be conclusive and binding for all purposes, absent manifest error.

2.9. Rate Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, Bank shall have the right to make Rate Conforming Changes from time to time and, any amendments or modifications to any Loan Document implementing or evidencing such Rate Conforming Changes will become effective without any further action or consent of the undersigned.

3. Prepayments. In the event that the Term SOFR Rate is the basis for the Applicable Interest Rate for the principal Indebtedness outstanding under this Note, and any payment or prepayment of any such Indebtedness shall occur on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, required payment or otherwise), or if the undersigned shall fail to make any payment of principal or interest hereunder at any time that the Term SOFR Rate is the basis for the
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Applicable Interest Rate hereunder in respect of such Indebtedness, the undersigned shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by the undersigned to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow, through the last day of the relevant Interest Period, at the applicable rate of interest for such Advance provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Advance at the Term SOFR Rate through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any Term SOFR Rate-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of the undersigned, Bank shall deliver to the undersigned a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. The undersigned may prepay all or any part of the outstanding balance of any Indebtedness hereunder at any such time without premium or penalty except as set forth above. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

4. Unavailability of Applicable Interest Rate; Change of Law.

4.1. Generally. If, at any time, Bank’s obligation to maintain any of the Indebtedness hereunder at an Applicable Interest Rate based on the Term SOFR Rate is suspended in accordance with the terms of this Note, then (a) the Prime Referenced Rate at such time will replace the Term SOFR Rate for all purposes hereunder, (b) the Applicable Interest Rate hereunder in respect of such Indebtedness will be the Applicable Interest Rate based upon the Prime Referenced Rate, and (c) Bank shall have the right to make Rate Conforming Changes as provided above, in each case, without any further action or consent of the undersigned.

4.2. Bank Unable to Determine the Applicable Interest Rate. If, at any time, Bank determines (which determination shall be conclusive and binding for all purposes) that, (a) Bank is unable to determine or ascertain the Term SOFR Rate, or (b) the Term SOFR Rate will not adequately and fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note (including, without limitation, as a result of the alteration of the methods of calculation or availability of the Term SOFR Rate), Bank shall promptly give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that the foregoing conditions or circumstances no longer exist, the right of the undersigned to request a Term SOFR Rate-based Advance and any obligation of Bank to maintain any of the Indebtedness outstanding under this Note at an Applicable Interest Rate based on the Term SOFR Rate shall be suspended, and the Prime Referenced Rate will replace the Term SOFR Rate in accordance with the provisions of Section 4.1.

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4.3. Legal Impossibility. If, at any time, Bank determines (which determination shall be conclusive and binding for all purposes) that any Change in Law shall make it unlawful or impossible, or that any Governmental Authority has asserted that it is unlawful, for Bank to make or maintain any of the Indebtedness under this Note with interest based upon the Term SOFR Rate, Bank shall promptly give written notice thereof to the undersigned specifying such Change in Law. Thereafter, (a) until Bank notifies the undersigned that such conditions or circumstances no longer exist, the right of the undersigned to request a Term SOFR Rate-based Advance and any obligation of Bank to maintain any of the Indebtedness hereunder at an Applicable Interest Rate based on the Term SOFR Rate shall be suspended and the Prime Referenced Rate will replace the Term SOFR Rate in accordance with Section 4.1.

4.4. Yield Maintenance. If any Change in Law shall (a) subject Bank to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Bank’s principal executive office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

4.5. Changes to Capital or Liquidity. In the event that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital or liquidity is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy and liquidity), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank (or such controlling corporation) for any increase in the amount of capital and/or liquidity and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

5. Indebtedness; Collateral. This Note is secured by, among other things: (i) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 6,
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2018, executed by the undersigned in favor of the trustee named therein, for the benefit of Bank, recorded at Clerk’s File No. 2018116194, Real Property Records of Montgomery County, Texas, as amended by the Prior Modification and as may be further as amended, supplemented or restated from time to time and (ii) an Assignment of Rents and Leases dated December 6, 2018, executed by the undersigned in favor of the Bank, recorded at Clerk’s File No. 2018116195, Real Property Records of Montgomery County, Texas, as amended by the Prior Modification and as may be further as amended, supplemented or restated from time to time. The Indebtedness is secured by and Bank is granted a security interest in and lien upon the Collateral. Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in the undersigned’s principal dwelling or in the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned has (have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned, unless expressly provided to the contrary in another place, or (iii) if the undersigned has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned unless expressly provided to the contrary in another place.

If an Event of Default (as defined in the Loan Agreement) occurs and is continuing, then the Bank may, at its option and without prior notice to the undersigned, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions to the contrary contained in the Loan Documents), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned, charge interest at the Default Rate and exercise any one or more of the rights and remedies granted to the Bank by any Loan Document or given to it under applicable law.

6. Miscellaneous.

6.1. Right of Setoff. The undersigned authorize(s) the Bank to charge any account(s) of the undersigned with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that such accounts are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

6.2. Joint and Several Liability. If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

6.3. Waiver. Except for notices expressly required under any of the Loan Documents, the undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned or release, substitution or nonenforcement of any security, or release or substitution of the undersigned, any guarantor or any other party, whether with or without notice, shall affect
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the obligations of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Texas Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

6.4. Collection Costs. The undersigned agree(s) to pay or reimburse to Bank, or any other holder or owner of this Note, on demand, for any and all costs and expenses of Bank (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, execution, delivery, amendment, administration, and performance of this Note and the related documents, or incurred in collecting or attempting to collect this Note or the Indebtedness, or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

6.5. Entire Agreement; Governing Law. The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. Chapter 346 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes) shall not apply to the Indebtedness evidenced by this Note. THIS NOTE INCORPORATES SECTION 9.12 OF THE LOAN AGREEMENT BY THIS REFERENCE AS IF THE SAME WERE INCLUDED HEREIN IN ITS ENTIRETY.

6.6. Multiple Counterparts/Scanned Originals. This Note or any of the other Loan Documents (i) may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument, and (ii) a photocopy, facsimile, .pdf or scanned copy of an executed counterpart of this Note or any of the other Loan Documents shall be sufficient to bind the party whose signature appears hereon. In addition, the undersigned acknowledges and agrees to provide originals of this Note and the other Loan Documents to Bank upon its request. Notwithstanding the foregoing, if any of the Loan Documents require an original be recorded or filed with a county or other governmental agency (e.g., mortgages or deeds of trust), the funding of any loan or the advance of any draw request hereunder will be delayed until either Bank receives evidence that the document has actually been recorded with a county or other governmental agency, whichever the case may be, or Bank has been issued gap insurance acceptable to Bank by a title insurance company approved by Bank.

6.7. No Waiver. No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under
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this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

6.8. Waiver of Jury Trial. THIS NOTE INCORPORATES SECTION 9.13 OF THE LOAN AGREEMENT BY THIS REFERENCE AS IF THE SAME WERE INCLUDED HEREIN IN ITS ENTIRETY.

6.9. Time. Time is of the essence with respect to the undersigned’s obligations under this Note.

6.10. Payments Set Aside. To the extent that any payment by or on behalf of the undersigned is made to Bank, or Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

6.11. Captions. The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

6.12. Amendment and Restatement. This Note amends, restates, and supersedes in its entirety that certain Amended and Restated Installment Note in the face amount of $35,370,000.00 dated January 17, 2020 (the “Prior Note”), made by the undersigned payable to Bank and is delivered in reaffirmation, restatement, modification, extension and rearrangement thereof. This Note is in no way intended to constitute, and does not constitute, a novation of the indebtedness evidenced by the Prior Note. The Prior Note together with this Note, evidence a single indebtedness in the maximum principal amount of $35,370,000.00.

7. Definitions. For the purposes of this Note, the following terms have the following meanings:

“Advance” means a borrowing requested by the undersigned and made by Bank under this Note, and shall include a Term SOFR Rate-based Advance and (subject to the terms of this Note) a Prime Rate-based Advance.

“Applicable Interest Rate” means the Term SOFR Rate plus the Applicable Margin or (subject to the terms of this Note) the Prime Referenced Rate plus the Applicable Margin, as otherwise determined in accordance with the terms and conditions of this Note.

“Applicable Margin” means (i) with respect to the Term SOFR Rate, 2.75% per annum and (ii) with respect to the Prime Referenced Rate, 1.25% per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan;
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provided, however, for purposes of determining the Term SOFR Rate, a Business Day shall also exclude a day on which the Securities Industry and Financial Markets Association (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration, application or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, rule, regulation, guideline, or directive (whether or not having the force of law), including, without limitation, any risk-based capital guidelines or any interpretation, administration, request, regulation, guideline, or directive relating to liquidity. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration, application or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration, application or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Collateral” means, collectively, all items deposited in any account of the undersigned with Bank and all proceeds of such items (cash or otherwise), all account balances of the undersigned from time to time with Bank, all property of the undersigned from time to time in the possession of Bank and any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of Bank.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Indebtedness” means, collectively, the indebtedness and liabilities under this Note and any other indebtedness and liabilities of any kind of the undersigned to Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; any interest and fees that accrue after the commencement by or against the undersigned in any bankruptcy proceeding regardless of whether such
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interest and fees are allowed claims in such proceeding; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any Loan Document (or otherwise) or in connection with any proceeding involving Bank as a result of any financial accommodation to the undersigned; and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise.

“Interest Period” means a period of one (1) month. The initial Interest Period hereunder shall commence as of the date of this Note, as set forth above, and shall end on the first Business Day of the next succeeding month following the date of this Note. The next occurring Interest Period, and each succeeding Interest Period, shall commence on the first Business Day of the month and shall end on the first Business Day of the next succeeding month; provided, however, that no Interest Period shall extend beyond the Maturity Date.

“Loan Documents” means collectively, this Note and all other documents, instruments and agreements evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with this Note or the Indebtedness evidenced hereby (whether executed and delivered prior to, concurrently with or subsequent to this Note), as such documents, instruments or agreements may have been or may hereafter be amended from time to time.

“Maturity Date” means the maturity date of this Note as set forth at the top of Page 1 hereof (subject to acceleration as set forth in the Loan Documents).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

"Prime Rate-based Advance" means an Advance which bears interest at the Prime Referenced Rate plus the Applicable Margin, subject to the terms of this Note.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than one-half of one percent (0.50%) per annum.

“Rate Conforming Changes” means, with respect to the Term SOFR Rate, any technical, administrative or operational changes (including, without limitation and as applicable, changes to the definition of the “Applicable Interest Rate,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability and terms of breakage provisions and other technical, administrative or operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, and to permit the administration thereof by Bank in a manner
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substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of the Term SOFR Rate exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (or a successor administrator of the term secured overnight financing rate).

“Term SOFR Administrator’s Website” means the website of the Term SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for the secured overnight financing rate identified as such by the Term SOFR Administrator from time to time.

“Term SOFR Rate” means, for any Interest Period, the rate per annum equal to the Term SOFR Screen Rate at or about 8:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) as determined for each Interest Period, two (2) Business Days prior to the beginning of such Interest Period with a term of one (1) month plus 0.11%; provided that, except for a determination by Bank pursuant to Section 4.2 or Section 4.3 herein, if such rate is not published on such determination date then the Term SOFR Rate will be the Term SOFR Screen Rate on the first Business Day immediately prior thereto; provided, however, and notwithstanding anything to the contrary set forth in this Note, if at any time the Term SOFR Rate determined as provided herein would be less than one-half of one percent (.50%) per annum, then the Term SOFR Rate shall be deemed to be one-half of one percent (.50%) per annum.

“Term SOFR Rate-based Advance” means an Advance which bears interest at the Term SOFR Rate plus the Applicable Margin, subject to the terms of this Note.

“Term SOFR Screen Rate” means the CME Term SOFR Reference Rates, as administered by the Term SOFR Administrator and published on the applicable screen page (or such other commercially available source providing such rate or quotations as may be designated by Bank from time to time) on the Term SOFR Administrator’s Website.
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THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

STRATUS KINGWOOD PLACE, L.P., a Texas limited partnership

By: Stratus Northpark, L.L.C., a Texas limited liability company, General Partner

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

212 Lavaca Street, Suite 300            Austin        Texas        78701
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STREET ADDRESS            CITY         STATE        ZIP CODE

For Bank’s Use Only
Officer Initials	Loan Group Name	Obligor Name	Note No.	Amount

Signature Page - Amended and Restated Installment Note